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                                                                      EXHIBIT 11
                           BESTFOODS AND SUBSIDIARIES
                 SCHEDULE OF COMPUTATION OF EARNINGS PER SHARE
                     (In millions, except per share amounts)


                                                         Three Months Ended            Nine Months Ended
                                                            September 30,                 September 30,
         BASIC                                           1999           1998           1999           1998
                                                         ----           ----           ----           ----
Income from continuing operations                     $   183.9      $   167.9      $   503.8      $   473.5
Preferred stock dividends, net of taxes                    (2.5)          (2.5)          (7.4)          (7.6)
                                                      ---------      ---------      ---------      ---------
Income from continuing operations available
    to common stockholders                                181.4          165.4          496.4          465.9
Gain on disposal of discontinued operations                  --             .7             --             .7
                                                      ---------      ---------      ---------      ---------
Net income available to common stockholders           $   181.4      $   166.1      $   496.4      $   466.6
                                                      =========      =========      =========      =========

Weighted average shares outstanding                       279.0          286.9          279.6          287.8
                                                      =========      =========      =========      =========

BASIC EARNINGS PER SHARE:
   Net Income                                        $     0.65     $     0.58     $     1.78     $     1.62
                                                      =========      =========      =========      =========

    DILUTED
Income from continuing operations                     $   183.9      $   167.9      $   503.8      $   473.5
Adjustments to net income:
    Assumed additional cost if ESOP shares
      are fully converted net of tax benefits               (.5)          (0.8)          (1.9)          (1.8)
                                                      ---------      ---------      ---------      ---------
Diluted income from continuing operations                 183.4          167.1          501.9          471.7

Income from continuing operations                            --             .7             --             .7
                                                      ---------      ---------      ---------      ---------
Diluted net income                                    $   183.4      $   167.8      $   501.9      $   472.4
                                                      =========      =========      =========      =========

Weighted average shares outstanding                       279.0          286.9          279.6          287.8
Add incremental shares representing:
         Exercise of stock options                          1.8            2.6            1.8            2.6

         Performance plan shares                             .1             .3             .1             .3

         Conversion of ESOP shares                          6.9            7.3            7.1            8.1

                                                      ---------      ---------      ---------      ---------
Weighted average number of shares as adjusted             287.8          297.1          288.6          298.8
                                                      =========      =========      =========      =========

DILUTED EARNINGS PER SHARE:
   Net Income                                         $    0.64     $     0.56     $     1.74     $     1.58
                                                      =========      =========      =========      =========


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